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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Corporate Express, Inc. on Form S-8 (File No. 33-86574), Form S-8 (File No. 333-16457), Form S-8 (File No. 333-02880), Form S-8 (File No. 333-02882), Form S-8
(File No. 33-94464), Form S-8 (File No. 333-31755), Form S-8 (File No. 333-
35233), Form S-8 (File No. 333-43193), Form S-8 (File No. 333-44811), Form S-4
(File No. 333-07909), and Form S-3 (File No. 333-12451) of our report dated March 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of January 30, 1999 and January 31, 1998, and for the year ended January 30, 1999, the eleven-month period ended January 31, 1998 and the year ended March 1, 1997 which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 19, 1999